UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2008

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50363	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 19, 2008, David Dullum, a current member of the Board of Directors of Gladstone Commercial Corporation (the "Company"), accepted the position of Managing Director with the Company’s external investment adviser, Gladstone Management Corporation (the "Adviser"). As a result of Mr. Dullum’s employment by the Adviser, he will no longer be an "independent director" within the meaning of the applicable NASDAQ listing standards, and other applicable rules and regulations of the U.S. Securities and Exchange Commission.

Also on February 19, 2008, Mr. Dullum stepped down as a member of the Audit Committee of the Board of Directors of the Company. The Board of Directors named Gerard Mead as a member of the Audit Committee to fill the position vacated by Mr. Dullum, effective as of February 19, 2008. Mr. Mead has served as a member of the Company’s Board of Directors since December of 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

February 25, 2008	By:	Harry Brill

Name: Harry Brill
Title: Chief Financial Officer